[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this
Registration Statement on Form SB-2/A of our report dated June 24, 2002, with respect to the financial statements of Competitive Companies, Inc., as of
December 31, 2001 and for the years ended December 31, 2001 and 2000 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
July 26, 2002